UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2007
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       As previously announced, Mr. Arthur F. Weinbach, a non-executive chairman of the Board of Directors of Automatic Data Processing, Inc., a Delaware corporation (the “Registrant”), retired from the Registrant’s Board of Directors on November 13, 2007 in accordance with the Registrant’s Corporate Governance Principles.

(d)        Also as previously announced, Leslie A. Brun, who has served as one of the directors of the Registrant since 2003, became the non-executive chairman of the Board of Directors on November 13, 2007, effective on the retirement of Arthur F. Weinbach.  The Registrant will pay Mr. Brun an annual retainer of $200,000, of which $65,000 will be paid in the form of deferred stock units of the Registrant’s common stock, and the remaining $135,000 will be paid, at the option of Mr. Brun, either in deferred stock units of common stock or in cash. In addition, Mr. Brun will receive standard attendance fees, committee chairperson fees and stock option grants that are set forth in the directors compensation summary sheet filed as exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)       On November 13, 2007, the Board of Directors of the Registrant adopted amendments to the By-laws of the Registrant (the “Amended By-laws”). A copy of the Amended By-laws is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference. The Amended By-laws will enable the Registrant to participate in a Direct Registration System administered by the Depositary Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates. The amendment took effect upon adoption by the Board of Directors of the Registrant.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
3.2	Amended and Restated By-laws of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2007

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ James B. Benson
Name: James B. Benson Title: Vice President

Exhibit Index

Exhibit Number	Description
3.2	Amended and Restated By-laws of the Registrant